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                   INFINITY PROPERTY AND CASUALTY CORPORATION

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of Infinity at December 31, 2003. All corporations are subsidiaries of Infinity and, if indented, subsidiaries of the company under which they are listed.

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                                                                        Percentage of
                      Name of Company                     Incorporated    Ownership
--------------------------------------------------------  ------------  -------------
Atlanta Casualty Company                                    Ohio             100
   American Premier Insurance Company                       Indiana          100
   Atlanta Reserve Insurance Company                        Ohio             100
   Atlanta Specialty Insurance Company                      Ohio             100
Infinity Insurance Company                                  Indiana          100
   Infinity Agency of Texas, Inc.                           Texas            100
   The Infinity Group, Inc.                                 Indiana          100
   Infinity National Insurance Company                      Indiana          100
   Infinity Select Insurance Company                        Indiana          100
Leader Insurance Company                                    Ohio             100
   American Commonwealth Development Company                Texas            100
   Budget Insurance Premiums, Inc.                          Ohio             100
   Leader Group, Inc.                                       Ohio             100
   Leader Managing General Agency, Inc.                     Texas            100
      Transport Insurance Agency, Inc.                      Texas             (a)
   Leader National Agency, Inc.                             Ohio             100
   Leader Preferred Insurance Company                       Ohio             100
   Leader Specialty Insurance Company                       Indiana          100
   TICO Insurance Company                                   Ohio             100
Windsor Insurance Company                                   Indiana          100
   American Deposit Insurance Company                       Oklahoma         100
      Granite Finance Company, Inc.                         Texas            100
   Coventry Insurance Company                               Ohio             100
   Great Texas County Mutual Insurance Company              Texas             (a)
   Great American Contemporary Insurance Company            Ohio             100
   Infinity Property and Casualty Services Company, Inc.    Georgia          100
      Casualty Underwriters, Inc.                           Georgia           51
      Dudley L. Moore Insurance, Inc.                       Louisiana        100
      Hallmark General Insurance Agency, Inc.               Oklahoma          (a)
      Windsor Group, Inc.                                   Georgia          100
   Regal Insurance Company                                  Indiana          100
   Texas Windsor Group, Inc.                                Texas            100

(a) Denotes company which is affiliated but not owned